Exhibit 99(n)(1)

September 21, 2007

UBS Event Fund, L.L.C.
c/o UBS Financial Services Inc.
51 West 52nd Street
New York, New York 10019

Ladies and Gentlemen:

           You have requested our opinion as to whether UBS Event Fund, L.L.C. (the "Fund") will be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation for Federal income tax purposes.

           The Fund is a limited liability company organized and operated under the Delaware Limited Liability Company Act (the "Act"). The investment adviser to the Fund is UBS Fund Advisor, L.L.C., a Delaware limited liability company (the "Adviser"). The Fund is registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified, management investment company.

           For the purpose of rendering this opinion, we have examined the Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission and relating to the offering of limited liability company interests in the Fund (the "Registration Statement"), the Fund's Limited Liability Company Agreement dated as of July 25, 2001 (the "LLC Agreement"), and such other documents as we have deemed necessary or relevant for the purposes of this opinion. In rendering this opinion, we have assumed that the LLC Agreement is the document pursuant to which the Fund has been and will be operated, and that the Fund has been and will be operated in accordance with the Registration Statement, the LLC Agreement and the Act. As to various questions of fact material to this opinion, where relevant facts were not independently established by us, we have relied upon certain representations made by the Fund and the Adviser. We have also examined such matters of law as we have deemed necessary or appropriate for the purposes of this opinion. We note that our opinion is based on our examination of such law, our review of the documents described above, the statements, representations and assumptions referred to above and below, the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations and published rulings thereunder, and the judicial interpretations thereof, in each case as currently in effect. Any change in applicable law (which could apply with retroactive effect), any change in any of the facts and circumstances described in the Registration Statement, or inaccuracy of any statements, representations or assumptions on which we have relied, may affect the current and/or continuing validity of our opinion. The opinion expressed herein is given as of the date hereof, and we do not undertake to advise you of any events occurring subsequent to the date hereof that might affect any of the matters covered by such opinion.

           Treasury Regulations under Section 7701 of the Code provide, insofar as is relevant here, that an entity formed as a limited liability company under state law with at least two members will be treated as a partnership for Federal income tax purposes unless the entity elects to be classified as an association taxable as a corporation or the entity is classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code. The Adviser has represented that the Fund has not made, and will not make, an election to be classified as an association taxable as a corporation, and has not taken, and will not take, any other action inconsistent with its treatment as a partnership for Federal income tax purposes.

           Pursuant to Section 7704 of the Code, a publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market or the substantial equivalent thereof. Interests in the Fund have not been and will not be traded on an established securities market. Treasury Regulations under Section 7704 provide certain safe harbors under which interests in a partnership are not considered readily tradable on a secondary market or the substantial equivalent thereof. The Fund will not be eligible for any of those safe harbors.

           The Treasury Regulations specifically provide, however, that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market or the substantial equivalent thereof. Rather, in this event the partnership's status is examined under a general facts and circumstances test set forth in the Treasury Regulations. We believe that, under this "facts and circumstances" test, and based upon the current and anticipated operations of the Fund as well as the legislative history to Section 7704 and the text of the Treasury Regulations, interests in the Fund are not, and will not be, readily tradable on a secondary market or the substantial equivalent thereof.

           Based on the foregoing, we are of the opinion that the Fund will be treated as a partnership rather than an association or publicly traded partnership taxable as a corporation for Federal income tax purposes.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any placement agent or dealer in connection with the registration and qualification of the Fund or its interests under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under the rules and regulations of the Securities and Exchange Commission.

Very truly yours, STROOCK & STROOCK & LAVAN LLP

CERTIFICATE OF THE ADVISER OF
UBS EVENT FUND, L.L.C.

           UBS Fund Advisor, L.L.C. (the "Adviser"), the investment adviser of UBS Event Fund, L.L.C. (the "Fund"), in connection with the United States Federal income tax opinion to be given by Stroock & Stroock & Lavan LLP (the "Firm") to the Fund as of the date hereof, hereby represents on behalf of the Fund and itself as follows:

1.

The Fund has not elected, and will not elect, under Treasury Regulation § 301.7701-3(c) or otherwise, to be treated as other than a partnership for United States Federal income tax purposes, and has not taken, and will not take, any other action inconsistent with its treatment as a partnership for United States Federal income tax purposes.

2.	Limited liability company interests ("Interests") in the Fund have not been, and will not be, traded on an established securities market as described in Treasury Regulation § 1.7704-1(b)(1)-(4).

3.

The Fund has not participated, and will not participate, in the establishment of an interdealer quotation system, as described in Treasury Regulation § 1.7704-1(b)(5), or a secondary market or the substantial equivalent thereof for the trading of Interests in the Fund, as defined under Treasury Regulation § 1.7704-1(c)(2), or the inclusion of its Interests on any of the foregoing and the Fund has not recognized, and will not recognize, any transfers made on such a market by redeeming the transferor partner (in the case of a redemption or repurchase by the Fund) or admitting the transferee as a partner or otherwise recognizing any rights of the transferee as a result of such a transfer, provided, however, that the Fund may repurchase the Fund Interests from its partners to the extent provided in paragraph 4. below.

4.

The Fund has not permitted, and will not permit, any holder of Interests in the Fund to have any portion of their Fund Interests repurchased by the Fund ("Repurchases") other than twice each year in June and December, in accordance with the governing documents of the Fund, unless it has been advised by the Firm to the effect that Repurchases on other dates would not cause any adverse tax consequences to the Fund or the holders of Interests in the Fund.

5.

The Fund (through its board of directors, or otherwise) has not consented, and will not consent, to any sale, transfer, assignment, pledge or other disposition (a "Transfer") of any Interests in the Fund, other than a Transfer (i) in which the tax basis of the Interests in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the transferor's immediate family (brothers, sisters, spouse, parents and children), or (iii) consisting of a distribution from a qualified retirement plan or an individual retirement account, unless it consults with the Firm and the Firm confirms that such Transfer will not cause the Fund to be treated as a publicly traded partnership taxable as a corporation.

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           IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed and delivered as of the 21st day of September, 2007.

Adviser: UBS Fund Advisor, L.L.C

By: /s/ Robert Aufenanger Name: Robert Aufenanger Title: Authorized Person